Exhibit 4.1

GLOBAL AMENDMENT

to

DEPOSITARY TRUST AGREEMENTS

This Global Amendment to Depositary Trust Agreements, dated effective as of January 9, 2019 (this “Amendment”), is between Invesco Specialized Products, LLC, a Delaware limited liability company, as sponsor of the Trusts identified below (the “Sponsor”), and The Bank of New York Mellon, a New York banking corporation, in its capacity as the trustee for each such Trust (the “Trustee”).

WHEREAS, the Sponsor and the Trustee have entered into the following Depositary Trust Agreements (each an “Agreement” and collectively the “Agreements”) establishing the trusts indicated (each a “Trust” and collectively the “Trusts”):

a)

Depositary Trust Agreement dated June 8, 2006, establishing the Invesco CurrencyShares® Australian Dollar Trust (the “FXA Trust”), as such agreement has been amended to the date hereof (the “FXA Agreement”);

b)

Depositary Trust Agreement dated June 8, 2006, establishing the Invesco CurrencyShares® British Pound Sterling Trust (the “FXB Trust”), as such agreement has been amended to the date hereof (the “FXB Agreement”);

c)

Depositary Trust Agreement dated June 8, 2006, establishing the Invesco CurrencyShares® Canadian Dollar Trust (the “FXC Trust”), as such agreement has been amended to the date hereof (the “FXC Agreement”);

d)

Depositary Trust Agreement dated August 16, 2011, establishing the Invesco CurrencyShares® Chinese Renminbi Trust (the “FXCH Trust”), as such agreement has been amended to the date hereof (the “FXCH Agreement”);

e)	Depositary Trust Agreement dated December 2, 2005, establishing the Invesco CurrencyShares® Euro Trust (the “FXE Trust”), as such agreement has been amended to the date hereof (the “FXE Agreement”);

f)

Depositary Trust Agreement dated February 1, 2007, establishing the Invesco CurrencyShares® Japanese Yen Trust (the “FXY Trust”), as such agreement has been amended to the date hereof (the “FXY Agreement”);

g)

Depositary Trust Agreement dated August 7, 2008, establishing the Invesco CurrencyShares® Singapore Dollar Trust (the “FXSG Trust”), as such agreement has been amended to the date hereof (the “FXSG Agreement”);

h)

Depositary Trust Agreement dated June 8, 2006, establishing the Invesco CurrencyShares® Swedish Krona Trust (the “FXS Trust”), as such agreement has been amended to the date hereof (the “FXS Agreement”); and

i)

Depositary Trust Agreement dated June 8, 2006, establishing the Invesco CurrencyShares® Swiss Franc Trust (the “FXF Trust”), as such agreement has been amended to the date hereof (the “FXF Agreement”).

WHEREAS, Section 8.1 of each Agreement provides substantially as follows, in pertinent part, with respect to the amendment of such Agreement:

The Trustee and the Sponsor may amend any provisions of this Agreement without the consent of any Registered Owner; provided, however, that the provisions of Section 2.6, Section 2.7, Section 2.10, Section 4.2 through Section 4.7, this Section 8.1 and Section 8.2 may not be amended unless (i) the provision relates solely to procedural or logistical matters (as distinguished from core economic rights), or (ii) prior to the amendment, (a) the Sponsor obtains and delivers to the Trustee a written opinion of counsel to the effect that after such amendment the Trust will continue to be classified as a “grantor trust” under the Code, and (b) in the event that such opinion of counsel assumes that certain actions are taken by the Sponsor or the Trustee in connection with such amendment, such actions shall be taken by the Sponsor or the Trustee, as the case may be. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Registered Owners, will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Registered Owners. Every Registered Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby….

WHEREAS, the Sponsor and the Trustee desire to amend each Agreement so as to change the fiscal year of each Trust; and

WHEREAS, in accordance with Section 8.1 of each Agreement, the amendments contemplated by this Amendment shall be effective upon the execution of this Amendment by the Sponsor and the Trustee, and no further action shall be required.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereby agree as follows:

I.	Amendment to the FXA Agreement.

1.     Amendment of Section 1.1 of the FXA Agreement. The defined term “Fiscal Year” in Section 1.1 of the FXA Agreement is hereby deleted and replaced with the following:

“Fiscal Year” means the annual accounting periods of the Trust which will end on December 31 of each year.

II.	Amendment to the FXB Agreement.

1.     Amendment of Section 1.1 of the FXB Agreement. The defined term “Fiscal Year” in Section 1.1 of the FXB Agreement is hereby deleted and replaced with the following:

“Fiscal Year” means the annual accounting periods of the Trust which will end on December 31 of each year.

III.	Amendment to the FXC Agreement.

1.     Amendment of Section 1.1 of the FXC Agreement. The defined term “Fiscal Year” in Section 1.1 of the FXC Agreement is hereby deleted and replaced with the following:

“Fiscal Year” means the annual accounting periods of the Trust which will end on December 31 of each year.

IV.	Amendment to the FXCH Agreement.

1.     Amendment of Section 1.1 of the FXCH Agreement. The defined term “Fiscal Year” in Section 1.1 of the FXCH Agreement is hereby deleted and replaced with the following:

“Fiscal Year” means the annual accounting periods of the Trust which will end on December 31 of each year.

V.	Amendment to the FXE Agreement.

1.     Amendment of Section 1.1 of the FXE Agreement. The following defined term shall be added to Section 1.1 of the FXE Agreement in the proper alphabetical order:

“fiscal year” means the annual accounting periods of the Trust which will end on December 31 of each year.

VI.	Amendment to the FXY Agreement.

1.     Amendment of Section 1.1 of the FXY Agreement. The defined term “Fiscal Year” in Section 1.1 of the FXY Agreement is hereby deleted and replaced with the following:

“Fiscal Year” means the annual accounting periods of the Trust which will end on December 31 of each year.

VII.	Amendment to the FXSG Agreement.

1.     Amendment of Section 1.1 of the FXSG Agreement. The defined term “Fiscal Year” in Section 1.1 of the FXSG Agreement is hereby deleted and replaced with the following:

“Fiscal Year” means the annual accounting periods of the Trust which will end on December 31 of each year.

VIII.	Amendment to the FXS Agreement.

1.     Amendment of Section 1.1 of the FXS Agreement. The defined term “Fiscal Year” in Section 1.1 of the FXS Agreement is hereby deleted and replaced with the following:

“Fiscal Year” means the annual accounting periods of the Trust which will end on December 31 of each year.

IX.	Amendment to the FXF Agreement.

1.     Amendment of Section 1.1 of the FXF Agreement. The defined term “Fiscal Year” in Section 1.1 of the FXF Agreement is hereby deleted and replaced with the following:

“Fiscal Year” means the annual accounting periods of the Trust which will end on December 31 of each year.

X.	General.

1.     This Amendment may be executed in counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same Amendment. Each of the parties hereto acknowledges having received an executed counterpart of this Amendment.

2.     Capitalized terms used not defined herein are used herein as defined in the Agreements.

3.     This Amendment shall be interpreted under, and all rights and duties under this Amendment shall be governed by, the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have each caused this Amendment to be executed as of the day and year first written above.

INVESCO SPECIALIZED PRODUCTS, LLC, as Sponsor

By:	/s/ Daniel E. Draper
Name:	Daniel E. Draper
Title:	Chief Executive Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Gerard Connors
Name:	Gerard Connors
Title:	Vice President

[Signature page to Global Amendment to Depositary Trust Agreements]